Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

COLOR STAR TECHNOLOGY CO., LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares	Other	12,000,000	$0.13	$1,560,000	0.0000927	$144.61

Total Offering Amounts					$1,560,000		$144.61

Total Fee Offsets							—

Net Fee Due							$144.61

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high and low prices per share of common stock of the Registrant on the NASDAQ Capital Market on May 17, 2022, which was $0.13.